UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

November 14, 2024

Date of Report (Date of earliest event reported)

QUAKER CHEMICAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-12019

Pennsylvania	23-0993790
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

901 E. Hector Street

Conshohocken, Pennsylvania 19428

(Address of principal executive offices)

(Zip Code)

(610) 832-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1 par value	KWR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 14, 2024, the Board of Directors (the “Board”) of Quaker Chemical Corporation (the “Company”), appointed Joseph A. Berquist, age 53, the Company’s Chief Commercial Officer, to serve as Chief Executive Officer and President, effective November 18, 2024. Mr. Berquist was also appointed to the Board as a Class I director, to serve until the 2026 annual meeting of shareholders.

Mr. Berquist joined the Company in 1997 and served as the Company’s Chief Commercial Officer since 2023. Prior to that role, he served in strategic and commercial leadership positions of increasing responsibility and global reach at the Company, including Executive Vice President, Chief Strategy Officer, and Managing Director, Global Specialty Businesses from September 2021 until December 2022; Interim Managing Director of EMEA from August 2022 through December 2022; Senior Vice President, Global Specialty Businesses and Chief Strategy Officer from August 2019 to September 2021; Vice President and Managing Director – North America from April 2010 until July 2019. Prior to that time, Mr. Berquist held other key roles and increased responsibilities across the Company’s commercial sales organization and steel, metalworking and fluid power businesses.

The Company and Mr. Berquist entered into an employment agreement (the “Employment Agreement”) on November 18, 2024, which provides that his base salary will be $800,000 per annum and that he will be eligible to participate in the Company’s Annual Incentive Plan with a target award percentage of 100% of his base salary for 2025, with the actual amount awarded dependent upon the Company’s financial results and other objectives to be determined. Mr. Berquist will continue to participate in the Company’s 2024 Long-Term Performance Incentive Plan, which includes a mix of time-based restricted stock units and performance stock units, such mix to be determined by the Compensation and Human Resources Committee of the Board, with his grant having a target level value of $2,300,000. The Employment Agreement further provides that he will be entitled to medical, dental, and other benefits as are made generally available by the Company to its full-time U.S. employees and financial wellbeing benefits available to members of the executive leadership team.

If Mr. Berquist is terminated by the Company for any reason other than “Cause” or his death or “Disability” (as such terms are defined in his Employment Agreement), he will be paid eighteen months’ severance equal to his then annual base salary and bonus at target, paid in bi-weekly installments commencing on the Payment Date (as such term is defined in his Employment Agreement), subject to his executing a customary release of claims. The definitions of “Cause” and “Disability” generally follow the definitions provided in the employment agreements of other Company executive officers, which form is described in the Company’s proxy statement filed with the SEC on March 28, 2024. Under his Employment Agreement, Mr. Berquist is subject to certain non-disclosure, non-competition and non-solicitation covenants similar to those of other Company executive officers.

In addition, on November 18, 2024, the Company and Mr. Berquist entered into a Change in Control Agreement (the “Change in Control Agreement”), substantially in the form entered into with other Company executive officers, which form is described in the Company’s proxy statement filed with the SEC on March 28, 2024. Under the Change in Control Agreement, Mr. Berquist is entitled, if terminated (other than for disability, death, by us for “cause,” or by the executive officer other than for “good reason”) within two years following a change in control, to severance in an amount equal to two times the sum of highest annualized base salary plus an amount equal to the average of the total annual amounts paid to Mr. Berquist under all applicable annual incentive compensation plans during the applicable three calendar-year period described in the Change in Control Agreement, excluding from the average any year in which no amounts were paid. In general, this three-year period would be expected to be the year of termination and the prior two years (if Mr. Berquist has received a bonus in the year of his termination of employment) or, otherwise, the three calendar years prior to the year of his termination of employment.

Additionally, effective as of November 18, 2024, Andrew E. Tometich no longer serves as the Company’s Chief Executive Officer and President or as a member of the Board. Mr. Tometich’s departure is not related to any disagreement between him and the Company. Mr. Tometich’s separation from the Company is an involuntary termination without cause for purposes of all plan benefits and contractual entitlements, including his employment agreement dated September 2, 2021 (the “Tometich Employment Agreement”).

In connection with the termination, subject to executing a customary release of claims, Mr. Tometich will be entitled to receive (1) the severance payments and benefits set forth in the Tometich Employment Agreement; and (2) an incentive award payout as permitted by the Company’s annual incentive plan, prorated to reflect his actual term of service. The foregoing summaries of the Employment Agreement and the Change in Control Agreement do not purport to be a complete description of all of the terms and conditions of the documents, and are qualified in their entirety by reference to the full text of the respective documents, which are filed as exhibits to this Current Report on Form 8-K.

Item 8.01.	Other Events.

A copy of the press release announcing the appointment of Mr. Berquist and Mr. Tometich’s departure, as further described in Item 5.02 above, is attached as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are included as part of this Current Report on Form 8-K:

Exhibit No.	Description
10.1*	Employment Agreement by and between Quaker Chemical Corporation and Joseph A. Berquist, dated November 18, 2024
10.2*	Change in Control Agreement by and between Quaker Chemical Corporation and Joseph A. Berquist, dated November 18, 2024
99.1	Press Release of Quaker Chemical Corporation dated November 18, 2024 (furnished herewith)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Management contract, compensatory plan or arrangement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUAKER CHEMICAL CORPORATION

Date: November 20, 2024	By:	/s/ Robert T. Traub
Robert T. Traub
Senior Vice President, General Counsel and Corporate Secretary

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